UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of principal executive offices)

(781) 894-8800
Registrant’s telephone number

NOT APPLICABLE
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On October 28, 2010, Global Partners LP (the “Partnership”) issued a press release announcing that it intends to restate its financial results for the first and second quarters of 2010.

The information furnished pursuant to Item 2.02 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 28, 2010, management of the Partnership and the Audit Committee of the Board of Directors of Global GP LLC, the general partner of the Partnership, concluded that the Partnership’s previously issued financial statements for the quarters ended March 31 and June 30, 2010, should no longer be relied upon due to errors in such financial statements.  In the course of 2010, following a change in the billing protocol for a certain type of sales transaction, tax credits associated with such sales transactions were not properly recorded.  This coding error resulted in the Partnership’s previously reported sales and net income being understated and the accrued tax liability being overstated.  Restated financial statements for the periods in question will be reflected in the Partnership’s amended quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010, which the Partnership expects to file promptly.  Management of the Partnership and the Audit Committee of the Board of Directors of Global GP LLC discussed the matters disclosed in this filing with the Partnership’s independent registered public accounting firm.

Item 9.01.	Financial Statements and Exhibits

(d)  Exhibit

99.1*  Global Partners LP Press Release dated October 28, 2010

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PARTNERS LP

		By:	Global GP LLC,
its General Partner

Dated:	October 28, 2010		/s/ Edward J. Faneuil
Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

Exhibit Number	Description

99.1*	Global Partners LP Press Release dated October 28, 2010

* Furnished herewith.